Exhibit 4.2

GEOKINETICS HOLDINGS USA, INC.,

GEOKINETICS INC.,

THE SUBSIDIARY GUARANTORS NAMED HEREIN

and

U.S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE

SUPPLEMENTAL INDENTURE NO. 1

Dated as of February 12, 2010

to

INDENTURE

Dated as of December 23, 2009

among

GEOKINETICS HOLDINGS USA, INC.,

GEOKINETICS INC.,

and

U.S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE

$300,000,000

9.75% Senior Secured Notes due 2014

SUPPLEMENTAL INDENTURE NO. 1, dated as of February 12, 2010, among Geokinetics Holdings USA, Inc., a Delaware Corporation (the “Company”), Geokinetics Inc. (the “Parent”), the subsidiaries of the Parent named on the signature pages hereto (the “Subsidiary Guarantors” and, together with the Parent, the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”) under the hereafter defined Indenture.

WHEREAS the Company and the Parent heretofore executed and delivered to the Trustee an Indenture dated as of December 23, 2009 (the “Indenture”), providing for the issuance of up to $300,000,000 aggregate principal amount of the Company’s 9.75% Senior Secured Notes due 2014 (the “Notes”); and

WHEREAS, pursuant to the terms of the Pledge Agreement, the Company has deposited an amount equal to 101% of the gross proceeds from the sale of the Notes, plus an additional amount of cash equivalent to accrued interest from, and including, the date of issuance of the Notes to, but excluding, March 15, 2010 (the “Pledged Funds”), into the Escrow Account pending the consummation of the Acquisition; and

WHEREAS, on the Acquisition Closing Date, the Pledged Funds have been released in accordance with the Pledge Agreement; and

WHEREAS, pursuant to Section 4.18 of the Indenture, the Parent and the Subsidiary Guarantors are each required to provide a Note Guarantee by executing this Supplemental Indenture on the Acquisition Closing Date; and

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly and validly authorized by the Company and each of the Subsidiary Guarantors and the Parent; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE ONE

REAFFIRMATION AND ACCESSION

SECTION 1.01.  Reaffirmation.  Each of Company and the Parent hereby expressly and unconditionally reaffirms each and every covenant, agreement and undertaking of such party in the Indenture.

SECTION 1.02.  Parent Guarantee.  The Parent hereby fully and unconditionally guarantees, on a secured, senior, joint and several basis, the Obligations to the extent provided in, and subject to the limitations set forth in, Article 11 of the Indenture.

SECTION 1.03.  Subsidiary Guarantees and Accession of Subsidiary Guarantees.  Each Subsidiary Guarantor hereby fully and unconditionally guarantees, on a secured, senior, joint and several basis, the Obligations to the extent provided in, and subject to the limitations set forth in, Article 11 of the Indenture, and further expressly and unconditionally agrees to be bound by each and every other covenant, agreement and undertaking of such Subsidiary Guarantor in the Indenture.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

SECTION 2.01.    Terms Defined. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

SECTION 2.02.    Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

SECTION 2.03.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 2.04.    Successors. All agreements of the Company and any Guarantor in this Supplemental Indenture and the Notes shall bind their respective successors.

SECTION 2.05.    Multiple Counterparts. This Supplemental Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Supplemental Indenture.

SECTION 2.06.    Effectiveness. The provisions of this Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of the Indenture.

SECTION 2.07.    Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, the Parent and the Subsidiary Guarantors, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and each Guarantor by corporate action or otherwise, (iii) the due execution hereof by the Company and each Guarantor and (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

SECTION 2.08.    Jurisdiction. The Company and each Guarantor agree that any legal suit, action or proceeding arising out of or based upon this Supplemental Indenture, the Note Guarantee or the Notes or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America located in The City of New York or the courts of the State of New York in each case located in The City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties (to the fullest extent permitted by applicable law) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that such suit, action or proceeding has been brought in an inconvenient forum.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed as of the date first written above.

GEOKINETICS HOLDINGS USA, INC.

By:	/s/ Scott A. McCurdy
Name: Scott A. McCurdy
Title: Vice President

GEOKINETICS INC.

By:	/s/ Scott A. McCurdy
Name: Scott A. McCurdy
Title: Vice President and Chief Financial Officer

ADVANCED SEISMIC TECHNOLOGY, INC.

By:	/s/ Scott A. McCurdy
Name: Scott A. McCurdy
Title: Vice President

GEOKINETICS ACQUISITION COMPANY

By:	/s/ Scott A. McCurdy
Name: Scott A. McCurdy
Title: Vice President

GEOKINETICS MANAGEMENT, INC.

By:	/s/ Scott A. McCurdy
Name: Scott A. McCurdy
Title: Vice President

GEOKINETICS PROCESSING, INC.

By:	/s/ Scott A. McCurdy
Name: Scott A. McCurdy
Title: Vice President

Supplemental Indenture

GEOKINETICS SERVICES CORP.

By:	/s/ Scott A. McCurdy
Name: Scott A. McCurdy
Title: Vice President

GEOKINETICS USA, INC.

By:	/s/ Scott A. McCurdy
Name: Scott A. McCurdy
Title: Vice President

GEOKINETICS INTERNATIONAL HOLDINGS, INC.

By:	/s/ Scott A. McCurdy
Name: Scott A. McCurdy
Title: Vice President

GEOKINETICS INTERNATIONAL, INC.

By:	/s/ Scott A. McCurdy
Name: Scott A. McCurdy
Title: Vice President

Supplemental Indenture

TRUSTEE

U.S. BANK NATIONAL ASSOCIATION,

By:	/s/ Steve Finklea
Name: Steve Finklea
Title: Vice President

Supplemental Indenture